UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 24, 2011

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Qualstar Corporation held its Annual Meeting of Shareholders on March 24, 2011.  The final voting results for the matters voted upon at the meeting are as follows:

1. The following six persons were elected as directors to serve a one year term expiring at the Annual Meeting of Shareholders to be held in 2012 or until their successors are elected and qualified:

	Number of Votes Cast
Name		Authority	Broker
	For	Withheld	Non-Votes
William J. Gervais	4,996,549	2,340,958	1,704,634
Richard A. Nelson	4,988,474	2,349,033	1,704,634
Stanley W. Corker	6,850,363	487,144	1,704,634
Carl W. Gromada	6,850,863	486,644	1,704,634
Robert A. Meyer	6,590,902	746,605	1,704,634
Robert E. Rich	4,737,771	2,599,736	1,704,634

2. The results of the shareholder advisory vote on executive compensation were:

FOR: 6,903,819	AGAINST: 399,860	ABSTAIN: 33,828	BROKER NON-VOTES: 1,704,634

3. The results of the shareholder advisory vote on the frequency of the advisory vote on executive compensation were:

1 YEAR: 3,377,828	2 YEARS: 133,614	3 YEARS: 3,451,187	ABSTAIN: 374,878	BROKER NON-VOTES: 1,704,634

In light of the results of the shareholder advisory vote on the frequency of the advisory vote on executive compensation, in which the choice receiving the highest number of votes was “3 Years,” Qualstar’s Board of Directors has decided to hold the shareholder advisory vote on executive compensation every three years.  Accordingly, the next shareholder advisory vote on executive compensation will be held at Qualstar’s 2014 annual meeting of shareholders.

4. Proposal to amend Article III, Section 2, of Qualstar’s Bylaws to change the number of authorized directors to a range of not less than five directors nor more than nine, was approved by the following vote:

FOR: 8,674,881	AGAINST: 351,415	ABSTAIN: 15,845

A copy of Qualstar’s Bylaws, as amended and restated to include the amendment approved by the shareholders at the Annual Meeting, is filed as Exhibit 3.1 to this report.

5. Proposal to approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2011, was approved by the following vote:

FOR: 8,733,349	AGAINST: 306,493	ABSTAIN: 2,299

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Bylaws, as amended and restated as of March 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

March 29, 2011	By:	/s/ William J. Gervais
William J. Gervais Chief Executive Officer and President

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